UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2009

GENERAL METALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30230
(Commission File Number)

65-0488983
(IRS Employer Identification No.)

615 Sierra Rose Drive, Reno NV 89511
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (775) 583-4636

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 7.01 Regulation FD Disclosure

On July 29, 2009, we entered into an agreement with Sunergy Inc. for the final terms for the sale of the Nyinahin Mining Concession to Sunergy. Pursuant to the agreement with our company, as amended, the outstanding consideration payable by Sunergy consisted of $237,500, which was due on April 30, 2009. In full and final satisfaction of all amounts, we have agreed to accept 2,000,000 restricted shares of common stock of Sunergy. The result is that Sunergy will have provided a total share and cash consideration of $1,012,500 for the acquisition of the Concession, given the amounts previously provided.

Item 9.01 Financial Statements and Exhibits

99.1	News release dated July 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

/s/ Stephen Parent
Stephen Parent
President and Chief Executive Officer

Date: August 6, 2009